                                                                   Exhibit 10.16

                               SIDE AGREEMENT TO
                 AGREEMENT TO TOLL CONVERT ALUMINA INTO ALUMINUM
                               (TOLLING CONTRACT)

                       The parties to this Agreement are:

                       HYDRO ALUMINUM METAL PRODUCTS NORTH AMERICA, INC., a Delaware corporation, formerly known as Hydro Aluminum Louisville, Inc. ("Hydro"), and

                       GOLDENDALE ALUMINUM COMPANY,
                       a Delaware corporation, formerly known as Columbia Aluminum Corporation (the "Company").

            Hydro and the Company are parties to and are performing a contract dated May 22, 1996, entitled "Agreement to Toll Convert Alumina Into Aluminum (Tolling Contract)" (the "Tolling Contract"). The Tolling Contract was amended by the First Amendment to Agreement to Toll Convert Alumina Into Aluminum (Tolling Contract) dated December 21, 1998 (the "First Amendment").

            As a consequence of the current power market conditions in the Pacific Northwest, the Company has curtailed production at its aluminum smelter near Goldendale, Washington (the "Goldendale Plant") and allowed the Bonneville Power Administration ("BPA") to remarket the excess power made available because of the curtailment.

            The Company has entered into a Remarketing Addendum to the 1996 Agreement dated December 29, 2000 (the "Remarketing Addendum") with the United States of America, Department of Energy, acting by and through the BPA.

            Hydro will incur costs and losses from curtailment of metal production at the Goldendale Plant, including costs of reselling alumina designated for the Goldendale Plant and costs related to the establishment of new sources of aluminum to its customers. Such curtailment will also involve a significant market risk for Hydro since alternative sourcing arrangements may affect supplies to its customers and Hydro's longer term credibility in the marketplace.

            THEREFORE, in consideration of their mutual promises, the parties agree as follows:

1.          INTERPRETATION

            Any reference to the Tolling Contract in this Agreement shall mean the Tolling Contract as amended by the First Amendment. This Agreement shall be interpreted and construed in the context of and in accordance with the provisions and defined terms of the Tolling Contract.

2.          CURTAILMENT OF METAL PRODUCTION

            Hydro and the Company previously agreed, for the period from October 1, 2000 through December 31, 2002 (the "First Curtailment Period"), to curtail the production level at the Goldendale Plant by 53,000 metric tons annually (the "First Curtailment"), to a production level of 105,000 metric tons annually.

            For the period from December 24, 2000 through September 30, 2001 (the "Second Curtailment Period"), Hydro and the Company have agreed to further curtail the production level at the Goldendale Plant by an additional 83,000 metric tons annually (the "Second Curtailment"). Consequently, during the Second Curtailment Period the Company shall manufacture and Hydro shall take delivery of a total of approximately 16,500 metric tons of aluminum metal. The quantity of aluminum metal produced within the Second Curtailment Period by the Company in any rolling three-month period from tolling Hydro's alumina hereunder may not be less than 5,500 metric tons. All such production shall be P1020 and, in the event that any such production does not meet such specification, GAC shall compensate Hdyro for any damages incurred as a result without reference to Sections 11 or 12 of the Tolling Contract.

            Hydro's obligation to deliver alumina shall be reduced accordingly with respect to both the First Curtailment and the Second Curtailment.

            No further curtailments of the metal production at the Goldendale Plant shall take place without Hydro's prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

3.          COMPENSATION

            With respect to the First Curtailment, Hydro and the Company have entered into a separate agreement dated December 8, 2000 pursuant to which Hydro shall be compensated for its loss in connection with resale of alumina. In addition, the Company shall pay compensation to Hydro of $750,000 (the "First Compensation") for other direct costs related to the First Curtailment.

            The First Compensation shall be payable in full upon execution of this Agreement.

            In addition, Hydro and the Company further agree to suspend any shipments of metal due to Northwest Aluminum Company ("NAC") from the Goldendale Plant during the period of curtailment, which currently is expected to last through 2002. The parties will negotiate in good faith regarding further suspension of deliveries in the event the First Curtailment is extended. The agreement whereby Hydro sells metal to NAC shall be extended to coincide with the term of the Tolling Contract.

            Hydro and the Company agree to extend the Tolling Contract through 2013 (two additional years).

            With respect to Hydro's estimated losses resulting from the Second Curtailment, the Company shall pay to Hydro compensation (the "Second Compensation") of $38,000,000 (the "Second Compensation"), for the period of December 24, 2000 through September 30, 2001. The Second Compensation shall not be adjusted, regardless of whether Hydro or the Company at a later stage can demonstrate that Hydro's actual total losses exceeded or fell below such estimate.

            The Second Compensation shall be payable as follows:

                      $ 9,250,000, due March 1, 2001;

                      $ 3,500,000 due on the first day of each month from and including April 1, 2001 and through September 1, 2001; and

                      the remaining balance due October 1, 2001


            Save as expressly set forth in this Agreement, none of the parties shall have any liability towards the other for the consequences of the First Curtailment and the Second Curtailment.

4.          FURTHER AGREEMENTS

            Golden Northwest Aluminum, Inc. shall negotiate in good faith with Hydro an agreement regarding joint marketing of billet from the aluminum smelter in The Dalles, Wasco County, Oregon.

            Golden Northwest Aluminum, Inc. and Norsk Hydro Americas, Inc. shall negotiate in good faith toward an amendment of the Subordinated Loan Agreement dated December 21, 1998 between such parties so as to permit Hydro to utilize the undrawn proceeds thereunder to purchase from the Goldendale Aluminum Company Retirement Plan (the "Plan") up to $10,000,000 of Goldendale Holding Company Preferred Stock held by the Plan.

            Hydro shall negotiate in good faith with GAC with regard to revision of the casthouse base upcharge set forth in the Tolling Contract.

5.          USE OF PROCEEDS FROM REMARKETING OF POWER

            The Company shall use Goldendale Net Proceeds for Qualified Expenditures as specified in the Remarketing Addendum. The Company may change the definition of Qualified Expenditures with Hydro's prior written consent, which if requested shall not be unreasonably withheld, conditioned or delayed.

6.          EFFECTS OF THE EXPIRY OF THE FIRST CURTAILMENT PERIOD

            Upon expiry of the First Curtailment Period, the Company shall resume full production in accordance with the provisions of the Tolling Contract unless otherwise agreed.

7.          CONDITIONS TO EFFECTIVENESS

            The terms of this Agreement shall not be effective until GAC has obtained the consent of Fleet Bank, N.A., as agent under the Credit Agreement dated December 21, 1998 with GAC and NAC.

8.          METAL FROM CLOSURE

            All metal that is taken from reduction cells at the Goldendale Plant during either Curtailment shall be used to make products as directed and sold by Hydro.

9.          GOVERNING LAW AND ARBITRATION OF DISPUTES

            This Agreement shall be subject to Section 20 and Section 25 of the Tolling Contract.

10.         CAPTIONS AND COUNTERPARTS

            Section captions are for convenience and are not part of the substance of this document. This Agreement may be executed in counterparts, each of which shall be an original and all of which taken together shall be one and the same instrument.

11.         AUDIT

            As a lender and partner, Hydro reserves the right to review the financial statements and results of expenditures as referenced above and alumina and metal inventories.

Dated: January __, 2001

HYDRO ALUMINUM METAL PRODUCTS NORTH AMERICA, INC.

     By: /s/
        -----------------------------------
     Name:
          ---------------------------------
     Title:
           --------------------------------

GOLDENDALE ALUMINUM COMPANY

     By: /s/
        -----------------------------------
     Name:
          ---------------------------------
     Title:
           --------------------------------

Accepted with respect to the obligations set forth in Section 4:

GOLDEN NORTHWEST ALUMINUM, INC.


     By: /s/
        -----------------------------------
     Name:
          ---------------------------------
     Title:
           --------------------------------

NORSK HYDRO AMERICAS, INC.

     By: /s/
        -----------------------------------
     Name:
          ---------------------------------
     Title:
           --------------------------------

                      ALUMINA SETTLEMENT 2000/2001 BETWEEN
                 GOLDENDALE ALUMINUM COMPANY AND HYDRO ALUMINUM

        We confirm our agreement to an Alumina settlement subject to the fulfillment of the terms and conditions set out herein. The settlement is subject to, and shall be interpreted in conjunction with, the alumina contract between Hydro Aluminum (HAL) and Goldendale Aluminum Company (GAC), which shall remain in full force and effect, except as amended below.

        All payments to be made hereunder are subject to the payment terms of the alumina contract.

2000:

        Delivery of one cargo of 35,000 MT originally scheduled to GAC was canceled and sold by HAL at 165 USD/MT. This gave a loss versus the purchase price of 20.73 USD/MT, i.e., a total loss of 725,550 USD, which shall be compensated by GAC. Payment to be made prior to 31st of December, 2001.

2001:

        HAL and GAC have agreed to extend the tolling contract by one year at prevailing contract terms. Goldendale's total capacity in year 2012 to apply. Tolling contract shall be amended accordingly. Jim Walters/Lars Narvestad will revert to GAC on this.

        The final settlement amount to be paid by GAC to Hydro Aluminum in 2001 is 1,275,000 USD (85,000 MT x 15 USD/MT). 318,750 USD shall be invoiced each quarter and paid to HAL prior to February 28, May 31, August 31 and December 31, respectively.

        For 2002 Hydro Aluminum and GAC have agreed to discuss a settlement during 2001.

Goldendale Aluminum Company                 Hydro Aluminum a.s.



Dec 8, 2000                                  16/11-00
- ------------------------------------        ------------------------------------
Date:                                       Date:


/s/ BRETT WILCOX                             /s/
- ------------------------------------        ------------------------------------
Sign:                                       Sign: